Exhibit 99.1

FOR IMMEDIATE RELEASE

NICHOLAS	Contact:	Ralph Finkenbrink	NASDAQ: NICK
		Sr. Vice President, CFO	Web site: www.nicholasfinancial.com
Nicholas Financial, Inc.		Ph # - 727-726-0763
Corporate Headquarters

2454 McMullen-Booth Rd.

Building C, Suite 501

Clearwater, FL 33759

Nicholas Financial Reports 4th Quarter

Results & Quarterly Dividend

May 9, 2013 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended March 31, 2013, net earnings decreased 20% to $4,865,000 as compared to $6,045,000 for the three months ended March 31, 2012. Per share diluted net earnings decreased 20% to $0.40 as compared to $0.50 for the three months ended March 31, 2012. Revenue increased 3% to $17,688,000 for the three months ended March 31, 2013 as compared to $17,182,000 for the three months ended March 31, 2012.

For the year ended March 31, 2013, net earnings decreased 10% to $19,966,000 as compared to $22,230,000 for the year ended March 31, 2012. Per share diluted net earnings decreased 12% to $1.63 as compared to $1.85 for the year ended March 31, 2012. Revenue increased 4% to $70,628,000 for the year ended March 31, 2013 as compared to $68,167,000 for the year ended March 31, 2012.

“During the three months ended March 31, 2013, our results were affected by an increase in the net charge-off rate, an increase in operating expenses and an increase in interest expense” stated Peter L. Vosotas, Chairman and CEO. “Subject to market conditions, we intend to continue expanding our branch network during the coming year.”

On May 7th the Board of Directors declared a cash dividend of $0.12 per share on its common stock, to be paid on June 28, 2013 to shareholders of record as of June 21, 2013. Subject to market conditions and profitability targets, the Company anticipates it will continue to declare quarterly cash dividends in the future, however no assurances can be given.

Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeastern states. The Company presently operates 65 branch locations in both the Southeastern and the Midwestern states. The Company has approximately 12,200,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2012. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended March 31,		Year ended March 31,
	2013	2012	2013	2012
Revenue:
Interest and fee income on finance receivables	$17,679	$17,173	$70,590	$68,123
Sales	9	9	38	44

	17,688	17,182	70,628	68,167

Expenses:
Operating	7,661	6,818	29,114	26,928
Dividend tax	73	60	1,492	180
Provision for credit losses	732	(707)	1,869	5
Interest expense	1,403	1,189	5,121	4,892
Change in fair value of interest rate swaps	(141)	—	505	—

	9,728	7,360	38,101	32,005
Operating income before income taxes	7,960	9,822	32,527	36,162
Income tax expense	3,095	3,777	12,561	13,932

Net income	$4,865	$6,045	$19,966	$22,230

Earnings per share:
Basic	$0.40	$0.51	$1.67	$1.89

Diluted	$0.40	$0.50	$1.63	$1.85

Weighted average shares	12,024,000	11,791,000	11,977,000	11,747,000

Weighted average shares and assumed dilution	12,267,000	12,089,000	12,218,000	12,033,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	March 31,	March 31,
	2013	2012
Cash	$2,798	$2,803
Finance receivables, net	250,961	242,349
Other assets	10,777	12,084

Total assets	$264,536	$257,236

Line of credit	$125,500	$112,000
Other liabilities	11,370	9,297

Total liabilities	136,870	121,297
Shareholders’ equity	127,666	135,939

Total liabilities and shareholders’ equity	$264,536	$257,236

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	Three months ended March 31,		Year ended March 31,
Portfolio Summary	2013	2012	2013	2012
Average finance receivables, net of unearned interest (1)	$279,908,688	$275,276,658	$280,909,385	$272,979,496

Average indebtedness (2)	$126,750,000	$112,750,000	115,157,810	$115,688,980

Interest and fee income on finance receivables (3)	$17,679,561	$17,172,359	$70,628,195	$68,122,532
Interest expense	1,403,441	1,189,117	5,120,827	4,891,854

Net interest and fee income on finance receivables	$16,276,120	$15,983,242	$65,507,368	$63,230,678

Weighted average contractual rate (4)	23.16%	24.06%	23.43%	23.93%

Average cost of borrowed funds (2)	4.43%	4.22%	4.45%	4.23%

Gross portfolio yield (5)	25.26%	24.95%	25.14%	24.96%
Interest expense as a percentage of average finance receivables, net of unearned interest	2.01%	1.73%	1.82%	1.79%
Provision for credit losses as a percentage of average finance receivables, net of unearned interest	1.05%	(1.03%)	0.67%	0.00%

Net portfolio yield (5)	22.20%	24.25%	22.65%	23.17%
Marketing, salaries, employee benefits, depreciation and administrative expenses as a percentage of average finance receivables, net of unearned interest (6)	10.98%	9.91%	10.81%	9.85%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	11.22%	14.34%	11.84%	13.32%

Write-off to liquidation (8)	6.78%	4.86%	6.81%	5.66%
Net charge-off percentage (9)	6.30%	4.29%	5.88%	4.59%

Note: All three month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc. (“NDS”), the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.
(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $48,000 and $53,000 for the three-month periods ended March 31, 2013 and 2012, and $220,000 for both years ended March 31, 2013 and 2012, respectively. The numerators for the three months ended March 31, 2013 and 2012 and the years ended March 31, 2013 and 2012 include a tax associated with cash dividends. In December 2012, this amount was substantial due to a $2.00 special cash dividend. Absent the dividend tax, the percentages would have been 10.88% and 9.83% for the three months ended March 31, 2013 and 2012 and 10.28% and 9.78% for the years ended March 31, 2013 and 2012, respectively.
(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its direct loan program:

		Delinquencies
Contracts	Gross Balance Outstanding	31 – 60 days	61 – 90 days	Over 90	Total
March 31, 2013	$386,940,093	$10,557,122	$2,723,456	$1,373,507	$14,654,085
		2.73%	0.70%	0.35%	3.78%

March 31, 2012	$382,766,667	$8,994,485	$1,889,643	$663,521	$11,547,649
		2.35%	0.49%	0.17%	3.01%

Direct Loans	Gross Balance Outstanding	31 – 60 days	61 – 90 days	Over 90	Total
March 31, 2013	$8,781,637	$72,364	$21,509	$13,790	$107,663
		0.82%	0.25%	0.16%	1.23%

March 31, 2012	$6,221,688	$48,899	$14,257	$4,933	$68,089
		0.79%	0.23%	0.07%	1.09%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended March 31,		Year ended March 31,
Contracts	2013	2012	2013	2012
Purchases	$43,847,280	$42,289,228	$151,740,809	$146,321,687
Weighted APR	23.06%	23.99%	23.28%	23.82%
Average discount	7.73%	8.50%	7.81%	8.47%
Weighted average term (months)	51	48	50	49
Average loan	$10,341	$9,742	$10,260	$9,873
Number of contracts	4,240	4,341	14,789	14,820

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